Exhibit 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-33094) of the National Grid Group PLC of our report dated June 21, 2007 relating to the financial statements of the National Grid USA Companies’ Incentive Thrift Plan II, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts